SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2006
DAVE & BUSTER’S, INC.
(Exact name of registrant as specified in its charter)

Missouri (State of incorporation)	0000943823 (Commission File Number)	43-1532756 (IRS Employer Identification Number)
2481 Manana Drive
Dallas TX 75220
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 357-9588
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     On March 3, 2006, Dave & Buster’s, Inc. (the “Company”), together with WS Midway Holdings, Inc., issued a supplement to its preliminary offering memorandum, dated February 17, 2006, in respect of the proposed private placement of senior notes. The net proceeds from the sale of the senior notes are expected to be used to finance, in part, the acquisition of the Company by WS Midway Holdings, Inc., an affiliate of Wellspring Capital Management LLC, a New York-based private investment firm. The acquisition will be effected by the merger of WS Midway Acquisition Sub, Inc., a wholly-owned subsidiary of WS Midway Holdings, Inc., with and into the Company, with the Company remaining as the surviving entity.
     Attached hereto as Exhibit 99.1 are excerpts from such supplement. As described therein, on February 28, 2006, at a special meeting of stockholders of the Company, holders of approximately 72% of the outstanding shares of the Company voted in favor of the adoption of the merger. Certain holders of the Company’s common stock notified the Company on or about the date of the special meeting that they intend to exercise dissenters’ rights and initiate proceedings under Section 351.455 of the General and Business Corporation Law of Missouri to demand fair value with respect to their shares. Although the holders purport to assert dissenters’ rights with respect to an aggregate of approximately 2.6 million shares of the Company’s common stock, the Company believes that a significant portion of these shares were not owned as of the January 18, 2006 record date for the special meeting and may not be eligible to assert dissenters’ rights under applicable Missouri law.
     The supplement sets forth information regarding estimates of adjusted EBITDA. This measure of operating results is not in accordance with, or an alternative to, generally accepted accounting principles, or GAAP. The Company has included adjusted EBITDA in the supplement because it believes that it is a widely accepted financial indicator of a company’s ability to service and/or incur indebtedness. Adjusted EBITDA should not be considered as a substitute for statement of operations or cash flow data from the Company’s consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles.
     The information furnished pursuant to this Current Report on Form 8-K (including exhibits hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future that such information is to be considered “filed” or incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits. The following are filed as Exhibits to this Report.
     99.1 Excerpts from Supplement dated March 3, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S, INC.
Date: March 3, 2006	By:	/s/ James W. Corley
James W. Corley
Chief Executive Officer